UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 779-3100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 4, 2023 (the “Signing Date”), Poseida Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Astellas US, LLC, a Delaware limited liability company (“Astellas”), pursuant to which the Company agreed to issue and sell to Astellas in a private placement (the “Private Placement”) an aggregate of 8,333,333 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), at a purchase price of $3.00 per Share, for aggregate gross proceeds of approximately $25.0 million. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and other obligations of the parties. The Private Placement is expected to close on or about August 7, 2023 (the “Closing Date”). The Company expects the net proceeds from the Private Placement to be used for general corporate purposes, which may include clinical trial and other research and development expenses, manufacturing expenses, capital expenditures, working capital and general and administrative expenses.

The Shares issued by the Company pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and may not be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, promulgated thereunder and on similar exemptions under applicable state laws.

The representations and warranties and other statements in the Purchase Agreement speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Investors should not rely upon representations and warranties and other statements in the Purchase Agreement as factual characterizations of the actual state of affairs of the Company and should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Registration Rights Agreement

On the Signing Date, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Astellas, pursuant to which the Company agreed to register the resale by Astellas of the Shares. Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Shares no later than the 250th day after the Closing Date. The Company has agreed to use reasonable best efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof and to keep such registration statement continuously effective until the earlier of certain specified events. The Company also granted Astellas piggyback registration rights and agreed, among other things, to pay all reasonable fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company. The Company is obligated, among other things, to indemnify Astellas from certain liabilities in connection with the registration statement. Astellas also granted the Company customary indemnification rights in connection with the registration statement.

Strategic Rights Letter Agreement

On the Signing Date, the Company also entered into a Strategic Rights Letter Agreement (the “Strategic Rights Letter”) with Astellas. Pursuant to the Strategic Rights Letter, the Company granted Astellas the right to designate a representative, reasonably acceptable to the Company, to attend meetings and receive related materials provided thereto of the Company’s board of directors (the “Board”), any committee of the Board, and the Company’s scientific advisory board, subject to certain customary exceptions.

During the period beginning on the Closing Date and ending on the 12-month anniversary of the Closing Date (the “Exclusivity Period”), the Company has agreed not to (i) solicit, knowingly encourage, negotiate or otherwise enter into bona fide discussions about a Program Transaction (as defined below) with any third party, (ii) provide access to any confidential information of the Company relating to P-MUC1C-ALLO1, the Company’s fully allogeneic CAR-T product candidate for multiple solid tumor indications (the “Program”), for purposes of knowingly facilitating a Program Transaction, or (iii) enter into any letter of intent, contract or other commitment for a Program Transaction. A “Program Transaction” is an exclusive or co-exclusive license or co-promote or co-marketing arrangement or granting of commercial rights to sell, promote or market one or more products of the Program for any indication in the world.

Further, pursuant to the Strategic Rights Letter, the Company has agreed to provide notice to Astellas (i) if the Company receives a bona fide proposal for a Change in Control (as defined in the Strategic Rights Letter) transaction from a third party, unless such proposal is rejected by the Board, or (ii) of the commencement of a process approved by the Board for a Change in Control, (iii) if the Company receives a bona fide proposal for a Program Transaction from a third party unless the proposal is rejected by the Board (a “Program Transaction Proposal”) or, (iv) following the Exclusivity Period, the commencement of substantive discussions for a Program Transaction with a third party in connection with a process approved by the Board for a Program Transaction (a “Program Process”). In connection with a notice related to (x) a Program Transaction Proposal, Astellas shall have a right of first refusal to provide a competing proposal that is in aggregate more favorable to the Company than the Program Transaction Proposal, and thereby have a right to negotiate exclusively a possible Program Transaction for a specified period and (y) a Program Process, Astellas shall have a right of first offer to negotiate a Program Transaction for a specified period before the Company engages with any third party in meaningful substantive discussions, in each case, in accordance with the procedures and subject to the conditions set forth in the Strategic Rights Letter. In connection with the Private Placement and the transactions contemplated by the Strategic Rights Letter, Astellas also entered into a customary standstill agreement with the Company.

As partial consideration for the rights granted to Astellas under the Strategic Rights Letter, Astellas will pay the Company a one-time payment in the amount of $25.0 million (the “Upfront Payment”). In connection with a Change in Control transaction or Program Transaction between the Company and Astellas, some, all or none of the Upfront Payment may be offset against payments owed by Astellas to the Company or its controlled affiliates, dependent on certain factors set forth in the Strategic Rights Letter.

This Strategic Rights Letter shall terminate upon the earliest to occur of (i) the 18-month anniversary of the Closing Date, (ii) such time that Astellas owns fewer than 8,000,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends or recapitalizations) and (iii) the consummation of a Change in Control.

The foregoing descriptions of Purchase Agreement, Registration Rights Agreement and Strategic Rights Letter do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and Strategic Rights Letter, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above relating to the Private Placement is incorporated by reference into this Item 3.02. Based in part upon the representations of Astellas in the Purchase Agreement, the offering and sale of the Shares will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01	Regulation FD Disclosure.

On August 7, 2023, the Company and Astellas issued a joint press release announcing the strategic investment. A copy of this joint press release is furnished herewith as Exhibit 99.1 to this report.

The information in this Item 7.01 of this report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 8.01	Other Events.

On August 7, 2023, the Company issued a press release providing a business update. A copy of this press release is furnished herewith as Exhibit 99.2 to this report.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing and completion of the Private Placement and receipt of the Upfront Payment; anticipated proceeds from the Private Placement and the Upfront Payment and the uses thereof, and the Company’s plans to file a registration statement to register the resale of the Shares; the potential benefits of the Company’s relationship with Astellas; the potential for the Company to consummate a Program Transaction or a Change in Control transaction, if any, with a third party, including Astellas; expected plans with respect to clinical trials; anticipated timelines and milestones with respect to the Company’s development programs; the potential capabilities and benefits of the Company’s technology platforms and product candidates; and the Company’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks relating to the Company’s inability, or the inability of Astellas, to satisfy the conditions to closing for the Private Placement; the Company’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, by and between the Company and Astellas, dated August 4, 2023.

10.2	Registration Rights Agreement, by and between the Company and Astellas, dated August 4, 2023.

10.3^	Strategic Rights Letter Agreement, by and between the Company and Astellas, dated August 4, 2023.

99.1	Joint Press Release, dated August 7, 2023.

99.2	Press Release, dated August 7, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

^

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted by means of marking such portions with asterisks because the information is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

	By:	/s/ Harry J. Leonhardt
Date: August 7, 2023		Harry J. Leonhardt
General Counsel, Chief Compliance Office & Corporate Secretary